Exhibit 16.1

                                               Eisner LLP
                                               Accountants and Advisors
                                               750 Third Avenue
                                               New York, NY 10017-2703
                                               Tel 212.949.8700 Fax 212.891.4100
                                               www.eisnerllp.com



Eisner



Exhibit 16.1


March 3, 2005


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Re:  Medi-Hut Co., Inc.


We have read the statements that we understand Medi-Hut Co., Inc. will include under Item 4.01 of the Form 8-K report it will file regarding the recent change of accountants. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.01.


Very truly yours,

/s/ Eisner LLP